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                                                                     EXHIBIT 5.1


                                                   [MAYER BROWN ROWE & MAW LOGO]

                                                   1675 Broadway
                                                   New York, New York 10019-5820

                                                   Main Tel (212)506-2500
                                                   Main Fax (212)262-1910
                                                   www.mayerbrownrowe.com




                                  June 28, 2002

Compass Asset Acceptance Company, L.L.C.
15 South 20th Street
Birmingham, Alabama  35233

Re:    Compass Asset Acceptance Company, L.L.C.
       Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel for Compass Asset Acceptance Company, L.L.C., a Delaware limited liability company (the "Company"), in connection with the above-captioned registration statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed notes (the "Notes") and Asset Backed Certificates (the "Certificates", and together with the Notes, the "Securities"). As described in the Registration Statement, the Securities will be issued from time to time in series, with each series being issued by a common law trust (each a "Trust"). The Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each an "Agreement") among the Company, the trustees and a servicer (the "Servicer"), each to be identified in the prospectus supplement for such series of Securities.

         In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Securities and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificates included as an exhibit thereto), the form of Pooling and Servicing Agreement (including the form of Certificates included as an exhibit thereto), the form of Sale and Servicing Agreement and the form of Mortgage Loan Purchase Agreement (collectively, the "Operative Documents").


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      Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.


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Compass Asset Acceptance Company, L.L.C.
June 28, 2002
Page 2


         Based on and subject to the foregoing, we are of the opinion that, with respect to the Certificates and/or Notes, when such Securities have been duly executed and issued by the related Trust and authenticated by the owner trustee with respect to Certificates or the indenture trustee with respect to Notes, as applicable and sold by the Company or by the Trust, at the direction of the Company, as applicable, and payment of the agreed consideration for such Securities shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Securities and in the manner described in the Registration Statement:

         (i) such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and nonassessable; and

         (ii) such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

         Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

                                       Very truly yours,


                                       /s/ Mayer, Brown, Rowe &Maw
                                       MAYER, BROWN, ROWE & MAW

DC/JVG/ALC